EXHIBIT 10.2

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (“this Third Amendment”) is made as of June 30, 2008, by and between ARE-QRS CORP., a Maryland corporation, having an address at 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101 (“Landlord”), and EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC., formerly known as Emergent Immunosolutions Inc. and as successor in interest to Antex Biologics, Inc., a Delaware corporation, having an address at Suite 100, 300 Professional Drive, Gaithersburg, Maryland 20879 (“Tenant”).

RECITALS

A.     Landlord and Tenant have entered into that certain Lease (“Original Lease”) dated as of December 1, 1998, as amended by a First Amendment to Lease dated as of September 30, 2004 (“First Amendment”), and a Second Amendment to Lease dated as of March 31, 2008 (“Second Amendment”; the Original Lease, the First Amendment, and the Second Amendment are hereinafter collectively referred to as the “Lease”), wherein Landlord leased to Tenant certain premises (“Premises”) located at 300 Professional Drive, Gaithersburg, Maryland 20879, as more particularly described herein and in the Lease. The Premises contain approximately 24,164 rentable square feet on the 1st floor of the Building (“First Floor Space”) and approximately 12,252 rentable square feet comprising the Expansion Space located on the 2nd floor of the Building.

B.        Landlord and Tenant intended that the Second Amendment apply only to the First Floor Space and not to the Expansion Space. As a result, that portion of the Lease applicable to the Expansion Space expires on November 30, 2008. Tenant now desires to extend the term of the Lease applicable to the Expansion Space for a period of 1 year so that it will expire on November 30, 2009, the expiration date of that portion of the Lease applicable to the First Floor Space. Thus, the expiration date for the entire Premises will be November 30, 2009. Landlord is willing to so extend the term of the Lease applicable to the Expansion Space on the terms herein set forth.

AGREEMENT

NOW, THEREFORE, the parties hereto agree that the Lease is amended as follows:

1.         Extension of Term. Effective as of the date hereof, the definition of Term Expiration Date in Section 2.1.7(c) of the Lease is hereby amended by deleting that definition in its entirety and replacing it with the following new definition so that the Term Expiration Date for the entire Premises (i.e., the First Floor Space and the Expansion Space) will occur on November 30, 2009:

(c)	Term Expiration Date: November 30, 2009, subject to extension as set forth in
Section 41.

2.      Increase in Expansion Space Base Rent. The Expansion Space Base Rent shall increase by the amount set forth in Section 6 of the Lease (i.e., 3%) for the period December 1, 2008 to November 30, 2009.

3.      Extension Right. Effective as of the date hereof, Section 41 the Lease (as amended by the First Amendment and the Second Amendment) is hereby deleted in its entirety and replaced with the following new Section 41:

41.    Extension Right. Tenant shall have the right (“Extension Right”) to extend the term of this Lease for 5 years (“Extension Term”) for the entire Premises only on the

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same terms and conditions as this Lease (including, but not limited to, the 3% annual increases in Basic Annual Rent and the Expansion Space Base Rent pursuant to Section 6 of this Lease). No Improvement Rent shall be payable by Tenant during the Extension Term.

41.1          Personal Right. The Extension Right is personal to Emergent Product Development Gaithersburg, Inc. and is not assignable separate and apart from this Lease.

41.2          Notice. The Extension Right is conditional on Tenant giving Landlord written notice of Tenant’s election to exercise the Extension Right at least 9 months prior to the expiration of the initial Term (i.e., the initial Term expires on November 30, 2009).

41.3          Defaults. Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right (a) during any period of time that Tenant is in default under any provision of this Lease that is monetary in nature; or (b) if Tenant has been in default under any provision of this Lease 3 or more times, regardless of whether the defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right.

41.4          Default After Exercise. The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (a) Tenant fails to timely cure any default by Tenant under this Lease; or (b) Tenant has defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, regardless of whether such defaults are cured.

4.	Miscellaneous.

4.1    Entire Agreement; Capitalized Terms. This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto. The use of initially capitalized terms in this Third Amendment or terms otherwise defined in the Lease shall have the meaning ascribed to them in the Lease unless the context requires otherwise.

4.2    Binding Effect. This Third Amendment is binding on and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

4.3    Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

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4.4    Reaffirmation. Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment except as necessary to give effect to this Section. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Regardless of whether specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

4.5    Broker. Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent, or other person (collectively “Broker”) in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

TENANT:

EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG, INC.,

a Delaware corporation

By:/s/R. Don Elsey

Name:R. Don Elsey

Title:Treasurer

LANDLORD:

ARE-QRS CORP.,
a Maryland corporation

By: /s/Jackie Clem

Name:Jackie Clem

Title: VP RE Legal Affairs

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